Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 4, 2025, with respect to the consolidated financial statements of Blue Owl Credit Income Corp., included herein, and our report dated March 4, 2025, with respect to the senior securities table, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Blue Owl Credit Income Corp. Prospectus.
/s/ KPMG LLP
New York, New York
April 15, 2025